UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 23, 2005

                        ANTEON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     001-31258              13-3880755
  (State or other jurisdiction    (Commission File Number)     (IRS Employer
       of incorporation)                                     Identification No.)


           3211 Jermantown Road, Suite 700
                     Fairfax, VA                             22030-2801
      (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (703) 246-0200

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.    Results of Operations and Financial Condition.

     On February 23, 2005, Anteon International Corporation, a Delaware corporation (the "Company"), issued a press release announcing the Company's financial results for the fourth quarter and year ended December 31, 2004, and the schedule for a conference call and "web cast" on the same date.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Also attached to this Current Report on Form 8-K as Exhibit 99.2 is a reconciliation of certain non-GAAP financial measures expected to be discussed by the Company during its February 23, 2005 earnings conference call to the most directly comparable GAAP financial measures and is incorporated by reference herein.

     The information contained in this Form 8-K, including the attached exhibits, is being furnished under Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.     Description

     99.1 Press Release, dated February 23, 2005, announcing the Company's financial results for the fourth quarter and year ended December 31, 2004.

     99.2 Reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ANTEON INTERNATIONAL CORPORATION

Date: February 23, 2005                      /s/  Curtis L. Schehr
                                             --------------------------------
                                                 Curtis L. Schehr
                                                 Senior Vice President,
                                                 General Counsel and Secretary

                                                                    Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE


                                                              Contacts:

                                                              Investors
                                                              Dennis Kelly
                                                              (703) 246-0318
                                                              dkelly@anteon.com

                                                              Media
                                                              Mark Meudt
                                                              (703) 246-0525
                                                              mmeudt@anteon.com





          Anteon Reports Record 4th Quarter and Full Year 2004 Results


          o    Q4 revenues of $350.2 million, up 24.8%; 20.1% organic

          o    Q4 fully diluted EPS of $0.45 vs. $0.16

          o    Full year revenues of $1.27 billion, up 21.6%

          o    Full year fully diluted EPS of $1.66 vs. $0.98


     FAIRFAX,  VA., February 23, 2005 - Anteon International  Corporation (NYSE:
ANT), a leading information technology and systems engineering and integration company, announced today its operating results for the fourth quarter and full year ended December 31, 2004.

Financial Results

     Revenues for the fourth quarter of 2004 increased 24.8 % to $350.2 million from $280.7 million for the comparable period in 2003. Fourth quarter revenues exceeded the top end of the Company's guidance by $5.2 million. Approximately $9 million of fourth quarter revenues were attributable to revenues accelerated from the first quarter of 2005. Excluding acquisitions, the organic revenue growth rate for the quarter was 20.1 %. Operating income for the fourth quarter increased 28.9% to $29.9 million from $23.2 million for the comparable period in 2003. Net income for the fourth quarter was $17.0 million versus $5.9 million in the comparable period in 2003. Earnings per share on a fully diluted basis (EPS) was $0.45 versus $0.16 in the comparable quarter in 2003. Fourth quarter 2003 EPS included a charge of $0.17 associated with debt refinancing.

     Days sales outstanding, ("DSO"), at quarter end increased to 82 days. The increase was largely the result of delays related to customer process changes. Cash flow from operations for the fourth quarter was negative $30.0 million due to the increase in DSO. For the year ended December 31, 2004, cash flow from operations was $18.2 million and free cash flow was $14.3 million. Cash flow from operations is expected to exceed $20 million for the first quarter of 2005 and $40 million for the first half of the year.

     For the 12 months ended December 31, 2004, Anteon's revenues increased 21.6% to $1.27 billion from $1.04 billion reported in 2003. Revenues for 2004 included $20.8 million from acquisitions. The organic revenue growth rate for 2004 was 14.2 %, near the top of the Company's long term guidance range of 12% to 15%. Operating income for 2004 increased 26.1% to $106.0 million compared to $84.1 million for 2003. Net income for the year increased 70.8 % to $61.8 million from $36.2 million for 2003. EPS increased 69.4 % to $1.66 for full year 2004 from $0.98 last year.

     A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

New Business

     The Company added $497 million in new business orders in the fourth quarter, and closed the quarter with $6.3 billion in total estimated remaining contract value. New awards included:

          - A contract with a ceiling value of $48 million to support the U.S. Central Command Air Forces with Information Technology services;

          - A sub-contract with a ceiling value of $75 million to support the Air Force Center For Environmental Excellence with range and environmental management services;

          - A contract with a ceiling value of $69 million to provide C4ISR services to the Assistant Secretary of the Navy for Research, Development and Acquisition;

          - A contract with a ceiling value of $24 million to provide aircraft structural technology engineering to the Air Force Research Laboratory; and,

          - A contract with a ceiling value of $49 million to provide shipboard security services to the Military Sealift Command.

CEO Comments

     Joseph M. Kampf, President and Chief Executive Officer of Anteon, said, "We closed the year with a very strong quarter. 2004 was another exceptional year for Anteon. We're also very excited to have acquired two outstanding companies in 2004, strengthening our modeling and simulation, and information security capabilities within the Departments of Defense and State. Based on our well-stocked business development pipeline and secure positioning in reliable growth areas across our marketplace, we look forward to another great year in 2005."

Company Guidance

     The Company reiterates its previous guidance for the first quarter and full year 2005 as summarized in the table below.

                                       2005 FINANCIAL GUIDANCE
                     (Dollars and shares in millions, except per share amounts)

                                    Q1 2005                  Full Year 2005
                                    -------                  --------------

Revenues                           $340-$355                  $1,440-$1,470
Weighted Average Shares
Outstanding                           37.60                         37.75
Tax Rate                              39.00%                       38.75%
Diluted Earnings Per
Common Share                 Meet or exceed $ 0.43         Meet or exceed $ 1.89


Conference Call

     Anteon has scheduled a conference call for 10:00 a.m. Eastern Standard Time today, February 23, 2005, during which senior management will discuss fourth quarter results and respond to questions. The conference call will be Webcast (listen only) via Anteon's website at www.anteon.com. A telephone replay of the call also will be available beginning at 1:00 p.m. Eastern Standard Time on February 23, 2005, until midnight February 28, 2005. To access the replay, call
(877) 519-4471 (U.S.) or (973) 341-3080 (International). The confirmation code for access to the replay is 5669305. A replay also will be available on Anteon's website shortly after the conclusion of the call.

                                  About Anteon

     Anteon, headquartered in Fairfax, Virginia, is a leading systems integrator, providing information technology and engineering solutions to the federal government and international sectors. Anteon designs, integrates, maintains and upgrades state-of-the-art systems for national defense, intelligence, emergency response and other high priority government missions. Anteon also provides many of its government clients with the systems analysis, integration and program management skills necessary to manage the development and operations of their mission critical systems. The Company was founded in 1976 and has grown to currently employ over 8,800 employees in more than 100 offices worldwide. Anteon consistently ranks among the top information technology integrators based on independent surveys, and has been named to the Forbes List of the 400 Best Big Companies in 2005, earning distinction on the Forbes Platinum List. For more information, visit www.anteon.com.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995:

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the Company's dependence on continued funding of U.S. government programs, government contract procurement and termination risks, including risks associated with bid protests, and other risks described in the Company's Securities and Exchange Commission filings. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the guidance provided today prior to its next earnings release.


                                      # # #



                                                  ANTEON INTERNATIONAL CORPORATION
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        For the three months ended December 31, 2004 and 2003
                                               ($ and shares in thousands, except EPS)


                                                  Three Months Ended    Three Months Ended      Percentage
                                                  December 31, 2004     December 31, 2003         Change
                                                  -------------------   -------------------    --------------
Revenues                                               $   350,247          $    280,710               24.8%

   Costs of revenues                                       302,318               240,569
   General and  administrative expenses                     17,244                16,259
   Amortization of intangible assets                           775                   687
                                                  ----------------      ----------------
Operating income                                            29,910                23,195               29.0%
    Operating margin                                          8.5%                  8.3%

   Other income                                                 30                    --
   Secondary offering expenses                                 240                    54
   Interest expense, net of interest income                  2,194                13,860
   Minority interest in earnings                              (46)                   (4)
                                                  ----------------      ----------------
Pretax income                                               27,460                 9,277              196.0%
   Income tax provision                                     10,503                 3,414
                                                  ----------------      ----------------
Net income                                             $    16,957          $      5,863              189.2%
                                                  ================      ================
    After tax margin                                          4.8%                  2.1%

EBITDA                                                      31,500                25,278               24.6%
Cash flow from operations                                 (30,002)               (3,383)
Tax rate                                                     38.2%                 36.8%

Basic shares                                                35,974               35,272
Diluted shares                                              37,464               37,249
EPS, basic                                             $      0.47          $       0.17              176.5%
EPS, diluted                                           $      0.45          $       0.16              181.3%





                                                  ANTEON INTERNATIONAL CORPORATION
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           For the years ended December 31, 2004 and 2003
                                               ($ and shares in thousands, except EPS)


                                                        Year Ended           Year Ended           Percentage
                                                    December 31, 2004     December 31, 2003          Change
                                                   ------------------    -------------------    --------------
Revenues                                               $   1,268,139        $    1,042,474           21.6%

    Costs of revenues                                      1,093,470               897,264
    General and administrative expenses                       65,964                58,647
    Amortization of intangible assets                          2,676                 2,450
                                                    ----------------     -----------------
Operating income                                             106,029                84,113           26.1%
    Operating margin                                            8.4%                  8.1%

    Other income                                                 973                   --
    Secondary offering expenses                                  240                   852
    Interest expense, net of interest income                   7,769                24,244
    Minority interest in earnings                               (72)                  (54)
                                                    ----------------     -----------------
    Pretax income                                             98,921                58,963           67.8%
Income tax provision                                          37,116                22,773
                                                    ----------------     -----------------
Net income                                             $      61,805        $       36,190           70.8%
                                                    ================     =================
    After tax margin                                            4.9%                  3.5%

EBITDA                                                       113,382                90,097           25.8%
Cash flow from operations                                     18,244                37,443
Tax rate                                                       37.5%                 38.6%

Basic shares                                                  35,717               34,851
Diluted shares                                                37,267                36,925
EPS, basic                                             $        1.73        $         1.04           66.3%
EPS, diluted                                           $        1.66        $         0.98           69.4%




                                                  ANTEON INTERNATIONAL CORPORATION
                                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                                           (in thousands)

                                                                 As of                     As of
                                                           December 31, 2004         December 31, 2003            $ Change
                                                           -----------------         -----------------            --------
ASSETS
    Cash and cash equivalents                                 $       4,103            $         2,088            $      2,015
    Accounts receivable, net                                        317,296                    222,937                  94,359
    Other current assets                                             17,205                     19,566                 (2,361)

    Property and equipment, net                                      12,920                     12,759                     161
    Goodwill, net                                                   242,066                    212,205                  29,861
    Intangible and other assets, net                                 19,836                      9,725                  10,111
                                                         ------------------        -------------------       -----------------
Total assets                                                  $     613,426            $       479,280            $    134,146
                                                         ==================        ===================       =================

LIABILITIES AND STOCKHOLDERS' EQUITY

    Accounts payable, accrued expenses and other
      current liabilities                                     $     154,030            $       123,521            $     30,509
    Indebtedness                                                    184,388                    158,776                  25,612
    Deferred revenue                                                 13,764                     11,783                   1,981
    Other long-term liabilities                                      13,686                     10,498                   3,188
                                                         ------------------        -------------------       -----------------
Total liabilities                                                   365,868                    304,578                  61,290

Minority interest in subsidiaries                                       282                        210                      72
Stockholders' equity                                                247,276                    174,492                  72,784
                                                         ------------------        -------------------       -----------------
Total liabilities and stockholders' equity                    $     613,426            $       479,280            $    134,146
                                                         ==================        ===================       =================




                                                  ANTEON INTERNATIONAL CORPORATION
                                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                          ($ in thousands)
                                                 Years ended December 31, 2004, 2003

                                                                               2004                    2003
                                                                        -------------------      -----------------
Cash flows from operating activities:
Net income                                                                  $    61,805            $   36,190
Adjustments to reconcile net income  to net cash
    provided by (used in) operating activities:
Gain on settlement of subordinated notes payable                                (1,327)                    --
Depreciation and amortization of property and equipment, intangible
assets and deferred financing fees                                                7,377                10,904
Loss on disposals of property and equipment                                           8                   190
Deferred income taxes                                                             3,102               (1,742)
Minority interest in earnings of subsidiaries                                        72                    54
Changes in assets and liabilities, net of acquired assets and
liabilities:                                                                   (52,793)               (8,153)
                                                                        ---------------          ------------
Net cash provided  by operating activities                                       18,244                37,443
                                                                        ---------------          ------------

Cash flows from investing activities:
Purchases of property and equipment and other assets                            (3,963)               (3,049)
Costs of acquisitions, net of cash acquired                                    (43,915)              (92,382)
                                                                        ---------------          ------------
Net cash used in investing activities                                          (47,878)              (95,431)
                                                                        ---------------          ------------

Cash flows from financing activities:
Principal payments on bank and subordinated notes payable                       (1,350)                  (43)
Deferred financing costs                                                          (297)               (2,728)
Principal payments on term loans                                                (1,538)              (21,202)
Proceeds from term loans                                                         16,125               150,000
Proceeds from certain stockholders related to secondary offering                     --                   852
Net proceeds (payments) on revolving credit facility                             15,400               (2,600)
Redemption of senior subordinated notes payable                                 (1,876)              (73,124)
Proceeds from issuance of common stock, net of expenses                           5,526                 4,902
Principal payments under capital lease obligations                                (341)                 (247)
                                                                        ---------------          ------------
Net cash provided by financing activities                                        31,649                55,810
                                                                        ---------------          ------------

Net increase (decrease) in cash and cash equivalents                              2,015               (2,178)

Cash and cash equivalents, beginning of year                                      2,088                 4,266
                                                                        ---------------          ------------
Cash and cash equivalents, end of year                                      $     4,103            $    2,088
                                                                        ===============          ============




                                                      RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                                    ( in thousands)

                                                                           2004
                                          ---------------------------------------------------------------------
                                               Q1            Q2           Q3           Q4           FY 2004
                                               --            --           --           --           -------
Net Income                                $  13,334     $   14,665    $  16,849     $  16,957     $  61,805

Provision for income taxes                    8,406          8,271        9,936        10,503        37,116
Interest expense, net of interest income      1,794          1,950        1,831         2,194         7,769
Amortization                                    679            680          542           775         2,676
Depreciation                                  1,053            934          958         1,071         4,016
                                          ---------     ----------    ---------     ---------     ---------
EBITDA (1)                                $  25,266     $   26,500    $  30,116     $  31,500     $ 113,382

                                                                         2003
                                         ----------------------------------------------------------------------

                                            Q1              Q2           Q3            Q4            FY2003
                                            --              --           --            --           -------
Net Income                               $     9,075    $   10,309   $  10,943      $   5,863     $   36,190

Provision for income taxes                     5,688         6,562       7,109          3,414         22,773
Interest expense, net of interest
income                                         3,191         3,363       3,830         13,860         24,244
Amortization                                     477           563         723            687          2,450
Depreciation                                     892           936       1,158          1,454          4,440
                                         -----------    ----------   ---------      ---------     ----------
EBITDA (1)                               $    19,323    $   21,733   $  23,763      $  25,278     $   90,097

(1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization, net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cashflows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.


     RECONCILIATION BETWEEN TOTAL REVENUE GROWTH AND ORGANIC REVENUE GROWTH
                                ($ in thousands)

                                                        Q4               Full Year
                                                 ---------------     -----------------
   2003 Revenue                                  $     280,710        $    1,042,474
   2004 Revenue                                        350,247             1,268,139
                                                  ------------       ---------------
   Total Revenue Growth over 2003                        24.8%                 21.6%

   2003 Revenue                                        280,710             1,042,474
   Less H1 2003 ISI Revenues                                --              (11,588)
                                                  ------------       ---------------
   Adjusted 2003 Revenue (a)                           280,710             1,030,886
                                                  ============       ===============

   2004 Revenue                                        350,247             1,268,139
   Less H1 2004 ISI Revenue                                 --              (70,182)
   Less 2004 IMSI and STI Revenues                    (12,993)              (20,784)
                                                  ------------       ---------------
   Adjusted Total 2004 Revenue (b)                     337,254             1,177,173
                                                  ============       ===============

   Organic Revenue Growth over 2003 (b-a)/a              20.1%                 14.2%




          RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                 (in thousands)

  Free Cash Flow                        Q4 2004            FY 2004
  --------------                        -------            -------

  Cash flow from operations           $   (30,002)       $    18,244
  Less: capital expenditures               (1,117)           (3,963)
                                      ------------      ------------
  Free cash flow                      $   (31,119)       $    14,281
                                      ============      ============

                              NET DEBT RECONCILIATION
                                  ($ in thousands)
                                                           As of
         Net Debt                                    December 31, 2004

         Revolving Credit Facility                     $        19,800
         Term Loan B                                          164,588
                                                       --------------
         Total  debt:                                         184,388

         Less: Cash                                            (4,103)
                                                       ---------------
         Net Debt                                      $      180,285
                                                       --------------

                                                                   Exhibit 99.2




                                                      RECONCILIATION BETWEEN NET INCOME AND EBITDA
                                                                    ( in thousands)

                                                                           2004
                                          ---------------------------------------------------------------------
                                               Q1            Q2           Q3           Q4           FY 2004
                                               --            --           --           --           -------
Net Income                                $  13,334     $   14,665    $  16,849     $  16,957     $  61,805

Provision for income taxes                    8,406          8,271        9,936        10,503        37,116
Interest expense, net of interest income      1,794          1,950        1,831         2,194         7,769
Amortization                                    679            680          542           775         2,676
Depreciation                                  1,053            934          958         1,071         4,016
                                          ---------     ----------    ---------     ---------     ---------
EBITDA (1)                                $  25,266     $   26,500    $  30,116     $  31,500     $ 113,382

                                                                         2003
                                         ----------------------------------------------------------------------

                                            Q1              Q2           Q3            Q4            FY2003
                                            --              --           --            --           -------
Net Income                               $     9,075    $   10,309   $  10,943      $   5,863     $   36,190

Provision for income taxes                     5,688         6,562       7,109          3,414         22,773
Interest expense, net of interest
income                                         3,191         3,363       3,830         13,860         24,244
Amortization                                     477           563         723            687          2,450
Depreciation                                     892           936       1,158          1,454          4,440
                                         -----------    ----------   ---------      ---------     ----------
EBITDA (1)                               $    19,323    $   21,733   $  23,763      $  25,278     $   90,097

(1) "EBITDA" as defined represents income before income taxes plus depreciation, amortization, net interest expense. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cashflows from operating activities (as determined in accordance with accounting principles generally accepted in the United States of America). The company believes that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures.


     RECONCILIATION BETWEEN TOTAL REVENUE GROWTH AND ORGANIC REVENUE GROWTH
                                ($ in thousands)

                                                        Q4               Full Year
                                                 ---------------     -----------------
   2003 Revenue                                  $     280,710        $    1,042,474
   2004 Revenue                                        350,247             1,268,139
                                                  ------------       ---------------
   Total Revenue Growth over 2003                        24.8%                 21.6%

   2003 Revenue                                        280,710             1,042,474
   Less H1 2003 ISI Revenues                                --              (11,588)
                                                  ------------       ---------------
   Adjusted 2003 Revenue (a)                           280,710             1,030,886
                                                  ============       ===============

   2004 Revenue                                        350,247             1,268,139
   Less H1 2004 ISI Revenue                                 --              (70,182)
   Less 2004 IMSI and STI Revenues                    (12,993)              (20,784)
                                                  ------------       ---------------
   Adjusted Total 2004 Revenue (b)                     337,254             1,177,173
                                                  ============       ===============

   Organic Revenue Growth over 2003 (b-a)/a              20.1%                 14.2%




          RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
                                 (in thousands)

  Free Cash Flow                        Q4 2004            FY 2004
  --------------                        -------            -------

  Cash flow from operations           $   (30,002)       $    18,244
  Less: capital expenditures               (1,117)           (3,963)
                                      ------------      ------------
  Free cash flow                      $   (31,119)       $    14,281
                                      ============      ============

                              NET DEBT RECONCILIATION
                                  ($ in thousands)
                                                           As of
         Net Debt                                    December 31, 2004

         Revolving Credit Facility                     $        19,800
         Term Loan B                                          164,588
                                                       --------------
         Total  debt:                                         184,388

         Less: Cash                                            (4,103)
                                                       ---------------
         Net Debt                                      $      180,285
                                                       ---------------